UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2018

KBR, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-33146	20-4536774
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Jefferson Street
Suite 3400
Houston, Texas 77002
(Address of principal executive offices)

Registrant's telephone number including area code: (713) 753-3011

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Acquisition of SGT, Inc.

On February 22, 2018, KBRwyle Technology Solutions, LLC (“KBRwyle”), a Delaware limited liability company and a wholly owned subsidiary of KBR, Inc. (the “Company”), agreed to acquire (the “Acquisition”) SGT, Inc., a Maryland corporation (“SGT”), pursuant to an Equity Purchase Agreement entered into among Kamco Holdings, Inc., a Maryland corporation (“Kamco Holdings”), Kamco Holdings’ shareholders, SGT, KBRwyle and Kamal S. Ghaffarian, in his capacity as Sellers’ Representative and Sellers’ Guarantor (the “Purchase Agreement”). KBRwyle will pay Kamco Holdings $355 million, subject to certain working capital and other purchase price adjustments set forth in the Purchase Agreement, for SGT, which provides technical services in the areas of research and development, systems engineering, missions operations, technology development, network solutions, scientific and IT service solutions and management and consulting primarily for the Department of Defense, intelligence community, National Aeronautics and Space Administration and other United States Government customers.

In connection with the Acquisition, the Company entered into that certain Guaranty between the Company and Kamco Holdings dated February 22, 2018 (the “Guaranty Agreement”). Pursuant to the Guaranty Agreement, the Company has guaranteed the payment and performance obligations of KBRwyle under the Purchase Agreement, as and when due under the Purchase Agreement. The Company will have no further liability or obligation under the Guaranty Agreement from and after the earliest of (i) a written agreement between the Company and Kamco Holdings to terminate the Guaranty Agreement, (ii) the full satisfaction and performance of KBRwyle’s payment and performance obligations under the Purchase Agreement, (iii) the closing under the Purchase Agreement and (iv) the termination of the Purchase Agreement in accordance with its terms and subject to any liability for specified damages pursuant to the terms of the Purchase Agreement.

The Purchase Agreement has been approved and adopted by the Board of Managers of KBRwyle, the Board of Directors at Kamco Holdings and the shareholders of SGT. The closing of the acquisition is conditioned upon, among other things, (i) clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (ii) other usual and customary closing conditions. The Purchase Agreement contains termination rights for both KBRwyle and Kamco Holdings, including that either party may terminate the Purchase Agreement if the closing of the Acquisition has not occurred prior to June 22, 2018. It is anticipated that the purchase price will be funded from cash on hand and the proceeds of the New Senior Credit Facilities (as defined below).

The Purchase Agreement contains customary representations and warranties for all parties, as well as agreements to cooperate in the process of consummating the Acquisition and obtaining any financing. The Purchase Agreement also contains provisions limiting the activities of SGT that are outside of the usual course of business, including restrictions on employee compensation, certain acquisitions and dispositions of assets and liabilities, and solicitations relating to alternative acquisition proposals, pending completion of the Acquisition.

The information set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 2.1 hereto and hereby incorporated by reference into this Item 1.01, and of the Guaranty Agreement, which is filed as Exhibit 10.1 hereto and is hereby incorporated by reference into this Item 1.01.

The representations, warranties and covenants contained in the Purchase Agreement have been made solely for the purposes of the Purchase Agreement and as of specific dates; were solely for the benefit of the parties to the Purchase Agreement; are not intended as statements of fact to be relied upon by the Company’s investors, but rather as a way of allocating the risk between the parties to the Purchase Agreement in the event the statements therein prove to be inaccurate; have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Purchase Agreement, which disclosures are not reflected in the Purchase Agreement itself; may no longer be true as of a given date; and may apply standards of materiality in a way that is different from what may be viewed as material by the Company’s investors. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time and investors should not rely on them as statements of fact. In addition, such representations and warranties were made only as of the date of the Purchase Agreement or such other date as is specified in the Purchase Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the Purchase Agreement and not to provide investors with any other factual information regarding the Company, KBRwyle, Kamco Holdings, or SGT or their respective affiliates or businesses.

Commitment Letter

On February 22, 2018, the Company entered into a commitment letter (the “Commitment Letter”) with Bank of America, N.A. (“Bank of America”), and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPFS”), pursuant to which, subject to the conditions set forth therein, Bank of America and MLPFS have committed to provide to the Company $2.2 billion in senior secured credit facilities (collectively, the “New Senior Credit Facilities”), comprised of (i) a five-year term loan A facility of $400 million, (ii) a seven-year term loan B facility of $800 million, (iii) a five-year revolving credit facility of $500 million available for revolving loans and performance letters of credit, which will include a $150 million sublimit for the issuance of standby financial letters of credit and commercial letters of credit and a $25 million sublimit for swingline loans, and (iv) a five-year performance letter of credit facility of $500 million.

Pursuant to the Commitment Letter, Bank of America has agreed to be the sole administrative agent for the New Senior Credit Facilities and has committed to lend to the Company all of the New Senior Credit Facilities, subject to certain terms and conditions. Additionally, MLPFS has undertaken to act as sole lead arranger and sole book manager for the New Senior Credit Facilities and to form a syndicate of financial institutions for the New Senior Credit Facilities (including Bank of America).

The commitment of Bank of America and the undertaking of MLPFS to provide the services under the Commitment Letter are subject to several customary conditions, including, among others, (i) the execution and delivery of definitive documentation for the New Senior Credit Facilities consistent with the Summary of Terms and Conditions attached to the Commitment Letter as Exhibit B, (ii) the absence of a Material Adverse Effect (as defined in the Purchase Agreement), (iii) the consummation of the Acquisition, (iv) the accuracy of certain specified representations by the Company and SGT, (v) the Company’s delivery of certain financial statements, and (vi) other customary closing conditions more fully set forth in the Commitment Letter.

Certain existing and future direct and indirect material domestic subsidiaries of the Company will serve as guarantors in connection with the New Senior Credit Facilities. The New Senior Credit Facilities will be secured by a lien on substantially all the properties of the Company and the guarantors.

The proceeds of the New Senior Credit Facilities are intended to be used (i) to repay in full all obligations and commitments under the Company’s existing credit facility, (ii) to pay the consideration for the Acquisition to Kamco Holdings in accordance with the Purchase Agreement, (iii) to replace, backstop or continue certain letters of credit outstanding under the Company’s and its subsidiaries’ existing credit facilities, (iv) to fund completion payments required to be funded by the Company through its 30% ownership of a joint venture with JGC Corporation and Chiyoda Corporation in connection with the completion of the Ichthys Onshore LNG export facility in Darwin, Australia, and (v) to pay the fees and expenses incurred in connection with the transactions described above.

The Commitment Letter will expire on the earliest of (i) June 22, 2018, unless the closing date of the New Senior Credit Facilities occurs on or prior thereto, (ii) if the closing of the Acquisition occurs prior to the closing date of the New Senior Credit Facilities and without the use of the New Senior Credit Facilities, the date that is 15 days after the consummation of the Acquisition (or, if later, April 15, 2018), unless the closing date of the New Senior Credit Facilities occurs on or prior thereto, and (iii) the date the Purchase Agreement terminates by its terms without the consummation of the Acquisition.

The foregoing description of the Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Commitment Letter, which is filed as Exhibit 10.2 hereto and incorporated by reference into this Item 1.01.

Item 2.02 Results of Operations and Financial Conditions
On February 23, 2018, KBR, Inc. issued a press release titled “KBR Announces Financial Results for Fourth Quarter and Fiscal 2017; Guidance for Fiscal 2018.” The full text of the press release is attached hereto as Exhibit 99.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 above, including with respect to the Guaranty Agreement, is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

2.1*
Equity Purchase Agreement, dated as of February 22, 2018, by and among KBRwyle Technology Solutions, LLC, Kamco Holdings, Inc., the shareholders of Kamco Holdings, Inc., SGT, Inc., and Kamal S. Ghaffarian, in his capacity as Sellers’ Representative and Sellers’ Guarantor.

10.1	Guaranty, dated as of February 22, 2018, by and between KBR, Inc. and Kamco Holdings, Inc.
10.2	Commitment Letter, effective as of February 22, 2018, by and among Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated and KBR, Inc.
99.1
On February 23, 2018, KBR, Inc. issued a press release titled “KBR Announces Financial Results for Fourth Quarter and Fiscal 2017; Guidance for Fiscal 2018.” The full text of the press release is attached hereto as Exhibit 99.1.

* Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBR, INC.

February 23, 2018	/s/ Adam M. Kramer
Adam M. Kramer
Vice President, Public Law and Corporate Secretary